EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-162622, No. 333-129699 and No. 333-07239 on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Century Aluminum 401(k) Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
June 29, 2010